PRESS RELEASE

                                                 Contact:       Joseph Kliminski
                                                               President and CEO
                                                             ASB Holding Company
                                                                  (973) 748-3600
ASB Holding Company
American Savings Bank of NJ
365 Broad Street
Bloomfield, NJ  07003-2798

OTC Electronic Bulletin Board "ASBH"

                                                           For Immediate Release
                                                           ---------------------
                                                                  March 14, 2005

           ASB HOLDING COMPANY ANNOUNCES APPOINTMENT OF FRED G. KOWAL
                   AS PRESIDENT OF AMERICAN SAVINGS BANK OF NJ

         Bloomfield, New Jersey - March 14, 2005 - ASB Holding Company ("Company"), the holding company of American Savings Bank of NJ ("Bank"). Joseph Kliminski, the President and CEO of the Company, announced today that Mr. Fred
G. Kowal has been named President and Chief Operations Officer of the Bank. Mr. Kowal was also appointed as a member of the Board of Directors of both the Company and the Bank. Mr. Kowal will succeed Mr. Kliminski as President of the Bank. Mr. Kliminski has been employed by the Bank since 1967 and became President and Chief Executive Officer of the Bank in 1987. Mr. Kliminski will continue in his role as Chief Executive Officer of the Bank and President and Chief Executive Officer of the Company.

         Mr. Kowal was Chairman and Chief Executive Officer of Warwick Community Bancorp, Inc. until its merger into Provident Bancorp, Inc. in October 2004. He joined Warwick Community Bancorp, Inc. in 1999 and also served as Chairman of the Board of Directors of The Warwick Savings Bank and as Chairman of the Board, President and Chief Executive Officer of The Towne Center Bank, a de novo commercial bank formed by Warwick Community Bancorp, Inc. in 1999. Prior to joining Warwick, he served as Senior Vice President of First Union National Bank, where he worked for 16 years, and as Senior Vice President of PNC Bank. Mr. Kowal holds an M.B.A. in Finance from Rutgers University and a B.S. in Business Management from Fairleigh Dickinson University.

         Mr. Wally Parker, Chairman of the Board, commented, "We are excited to have Mr. Kowal join American Savings Bank of NJ. He is a proven leader in managing community financial institutions. We are confident that Mr. Kowal possesses the skills and background necessary to assist the Company and the Bank as we pursue the goals of our business plan, which includes expanding our deposit branch network and commercial lending activities. We believe that his leadership will be a real plus, benefiting our customers, shareholders and the communities we serve."

         Seventy percent of the stock of the Company is owned by American Savings, MHC, a federal mutual holding company (the "MHC"). At December 31, 2004, the Company had total assets and stockholders' equity of approximately $431.5 million and $38.6 million, respectively while reporting total deposits of approximately $328.9 million and total loans, net of approximately $318.5 million. The Bank is a federally chartered stock savings bank which conducts business from its main office in Bloomfield, New Jersey and one branch office in Cedar Grove, New Jersey. The Company's common stock is traded on the OTC Bulletin Board under the symbol "ASBH."

         The foregoing material contains forward-looking statements concerning the financial condition, results of operations and business of the Company. We caution that such statements are subject to a number of uncertainties and actual results could differ materially, and, therefore, readers should not place undue reliance on any forward-looking statements. The Company does not undertake, and specifically disclaims, any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.